Exhibit 10.15

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the "Agreement") is entered into as of the 27th day of March, 2001, by and among AMERICAN COMMUNITY PROPERTIES TRUST, INC., a Maryland business trust (the "Company"), and T. MICHAEL SCOTT (the "Indemnitee").

WHEREAS, existing statutes, regulations, trust documents and bylaws regarding indemnification of trustees and officers and limitation of liability of trustees and officers are often not adequate to provide them with protection against risks to which they may be exposed by virtue of serving as trustees and officers of a business trust,

WHEREAS, damages sought by class action plaintiffs in some cases amount to substantial dollar amounts and, whether or not the case is meritorious, the cost of defending these suits can be enormous with few individual trustees and officers having the resources to sustain such legal costs or a judgment in favor of the plaintiffs even in cases where the defendant was neither culpable nor profited personally to the detriment of the corporation;

WHEREAS, it is generally recognized that the issues in controversy in such litigation are usually related to the knowledge, motives and intent of the trustee or officer and that he is usually the only witness with firsthand knowledge of the essential facts or of exculpating circumstances who is qualified to testify in his defense regarding matters of such subjective nature, and that the long period of time which normally and usually elapses before such suits can be disposed of can extend beyond the normal time for retirement for a trustee or officer, with the result that he, after retirement, or in the event of his death, his spouse, heirs, executors, administrators, as the case may be, may be faced with limited ability, undue hardship and an intolerable burden in launching and maintaining a proper and adequate defense of such party or his estate against claims for damages;

WHEREAS, the trust instrument and bylaws of the Company and the rules and regulations governing the Company allow it to indemnify and hold harmless their management personnel and their affiliates and each of their respective trustees and officers for losses, claims, damages, expenses or liabilities incurred by such persons by reason of any action, omission to act or decision made by any such persons in connection with the business of the Company;

WHEREAS the Board of Trustees (as defined in Article I hereto) has concluded that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify the Indemnitees in reasonable and adequate manner to the fullest extent permitted by applicable law, to assume for itself maximum liability for expenses and damages in connection with claims lodged against them for their decisions and actions and to provide for the advancement of expenses incurred by the Indemnitees; and

WHEREAS, the Indemnitees are willing to serve, for or on behalf of the Company on the condition that they be so indemnified.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

WITNESSETH

I.

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

A. "Board of Trustees" shall mean the board of trustees of the Company.

B. "Change in Control" shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding Common Shares of the Company (the "Outstanding Company Common Shares") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of trustees (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (C) any acquisition by any company pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii) the consummation of an amalgamation, merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a " Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Shares and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring company in such Business Combination (which shall include, without limitation, a company which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring company is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Shares and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination, and (y) no Person (excluding the Acquiring Corporation, any Exempt Persons or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding Common Shares of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such company entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

C. "Disinterested Trustee" shall mean a trustee of the Company who neither is nor was a party to the Proceeding in respect of which indemnification or advance of expenses is being sought by an Indemnitee.

D. "Expenses" shall mean, without limitation, expenses of Proceedings including all attorneys' fees, retainers, court costs, transcript costs, fees of experts, accounting and witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness or party in a Proceeding.

E. "Bad Faith" shall mean with respect to a particular Indemnitee, such Indemnitee not having acted in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding such Indemnitee having acted in a certain manner without reasonable cause to believe his conduct was lawful.

F. "Liabilities" shall mean liabilities of any type whatsoever, including without limitation, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties, or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any Proceeding or any claim, issue or matter therein.

G. "Official Status" describes the status of a person who is or was a trustee or officer of the Company, or a member of any committee of the Board of Trustees, and the status of a person who, while a trustee or officer of the Company, is or was serving at the request of the Company as a trustee or officer of an employee benefit plan.

H. "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, including, without limitation, any proceeding arising out of or relating to acts or omissions with respect to any and all related transactions, filings and other actions, whether or not such acts or omissions occurred prior to or subsequent to the date of this Agreement; provided, however, that the term Proceeding shall not include a Proceeding initiated by any of the Indemnitees against the Company or any trustee, officer, employee or agent of the Company unless (i) the Company has joined in or the Board of Trustees has consented to the initiation of such Proceeding, or (ii) the Proceeding is instituted after a Change in Control.

I. "Voting Securities" shall mean any securities of an entity whose holder or holders are entitled to vote generally in the election of the Board of Trustees.

II.

TERM OF AGREEMENT

This Agreement shall continue until and terminate with respect to any Indemnitee upon the later of:

1. 10 years after the date that such Indemnitee shall have ceased to serve as a trustee or officer of the Company or of any other corporation, partnership, limited liability company or partnership, joint venture, trust, employee benefit plan or other entity which such Indemnitee served at the request of the Company, or

2. The final termination of any Proceeding then pending in respect of which such Indemnitee is granted rights of indemnification of Liabilities or advancement of Expenses hereunder and of any Proceeding commenced by the Company pursuant to Section IV.E of this Agreement relating thereto.

This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitees and their heirs, executors and administrators.

III.

SERVICES BY INDEMNITEE, NOTICE

OF PROCEEDINGS AND DEFENSE OF CLAIM

A. Agreement to Serve. Each Indemnitee shall serve and/or continue to serve, at the will of the Company or under separate contract, if such exists, as a trustee or officer of the Company. This Agreement does not create any additional right for any of the Indemnitees to serve as directors or officers other than at the will of the Company or as otherwise provided by separate contract. Indemnitee's resignation as a trustee shall not constitute a breach of this Agreement.

B. Notice of Proceedings. Each Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification of Liabilities or advancement of Expenses covered hereunder, but the Indemnitee's omission to so notify the Company shall not relieve the Company from any liability which it may have to the Indemnitees under this Agreement unless such omission materially prejudices the rights of the Company (including, without limitation, the Company having lost any substantive or procedural rights with respect to the defense of any Proceeding). If such omission does materially prejudice the rights of the Company, the Company shall be relieved from liability under this Agreement to the extent of such prejudice; but such omission will not relieve the Company from any liability which it may owe to an Indemnitee otherwise than under this Agreement.

C. Defense of Claims. The Company will be entitled to participate at its own expense in any Proceeding of which it has notice. The Company, jointly with any other indemnifying party similarly notified of any Proceeding, will be entitled to assume the defense of any Indemnitee therein, with counsel reasonably satisfactory to such Indemnitee; provided, however, that the prior written consent of the Indemnitee shall be required for the Company to assume the defense of an Indemnitee in a Proceeding (i) if there has been a Change in Control of the Company, or (ii) if the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and such Indemnitee, or between one Indemnitee and another, with respect to any Proceeding and has provided written notice thereof to the Company setting forth in reasonable detail the basis for the determination of such conflict of interest. After receipt of written notice from the Company to an Indemnitee of the Company's election to assume the defense of such Indemnitee in any Proceeding, the Company will not be liable to such Indemnitee under this Agreement for any Expenses subsequently incurred by such Indemnitee in connection with the defense thereof. An Indemnitee shall have the right to employ his own counsel in any such Proceeding, but the fees and expenses of such counsel incurred after receipt of written notice from the Company of its assumption of the defense thereof shall be at the expense of such Indemnitee unless:

1. The employment of counsel by such Indemnitee has been authorized in writing by the Company;

2. There is a conflict of interest between the Company and such Indemnitee with respect to such Proceeding and the Company has not employed separate counsel for such Indemnitee; or

3. The Company shall not in fact have employed counsel to assume the defense of such Indemnitee in such Proceeding or such counsel has not in fact assumed such defense or such counsel is not acting in connection therewith with reasonable diligence and Indemnitee has so notified the Company and the Company has not taken corrective action by causing such counsel to act thereafter with reasonable diligence or by substituting counsel; and in each such case the fees and expenses of such Indemnitee's counsel shall be paid as incurred, but in any event no later than 30 days within receipt of notice of such fees and expenses, by the Company pursuant to Article V.

D. Settlement of Claims. The Company shall not settle any Proceeding in any manner which would impose any liability, penalty or limitation on any of the Indemnitees without the written consent of such Indemnitee; provided, however, that such Indemnitee shall not unreasonably withhold, delay or condition consent to any proposed settlement. The Company shall not be liable to indemnify any of the Indemnitees under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected by such Indemnitee without the Company's written consent. The Company shall not unreasonably withhold, delay or condition its consent to any proposed settlement.

IV.

INDEMNIFICATION

A. In General. The Company shall indemnify any Indemnitees against any and all Expenses and Liabilities: (i) as provided in this Agreement, (ii) to the fullest extent consistent with applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, (iii) for any acts or omissions which occurred prior to each Indemnitee becoming a trustee of the Company, or establishing any formal relationship with the Company. The rights of the Indemnitees provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in this Article IV. It is expressly agreed and understood that the Company's indemnification to Indemnitee shall be absolute, total and unconditional with respect to any activity or event, including without limitation the preparation or distribution of any proxy statement, which occurs prior to the date of commencement of Indemnitee's service as a trustee of the Company and no process or procedure shall be needed to establish or confirm such indemnification, except as may be required by applicable law (provided Indemnitee is notified appropriately by the Company).

B. Indemnification of a Party to a Proceeding. An Indemnitee shall be entitled to the rights of indemnification provided in this Section IV.B if, by reason of his Official Status, he is, or is threatened to be made, a party to any Proceeding. In accordance with this Section IV.B, an Indemnitee shall be indemnified against all Expenses and Liabilities actually incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, unless the acts or omissions of such Indemnitee are material to the matter giving rise to the Proceeding, and (a) were committed in Bad Faith (as determined pursuant to either Section IV.D.2 or Section IV.E below), or (b) were the result of active and deliberate dishonesty, or (c) for which the Indemnitee actually received an improper personal benefit in money, property or services; provided, however, that, if applicable law so provides, no indemnification against such Expenses and Liabilities shall be made in respect of any claim, issue or matter in a Proceeding brought by or on behalf of the Company as to which a final nonappealable judgment has been issued by a court of competent jurisdiction that the Indemnitee is liable to the Company, unless and to the extent that such court shall determine that such indemnification may be made.

C. Indemnification for Expenses of Witness. Notwithstanding any other provision of this Agreement, to the extent that an Indemnitee, by reason of such Indemnitee's Official Status, has prepared to serve or has served as a witness in any Proceeding, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or for him in connection therewith and that are not otherwise reimbursed.

D. Specific Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this agreement to make any payment to any Indemnitee for indemnification with respect to any Proceeding:

1. To the extent that payment is actually made to such Indemnitee under any insurance policy or is made to such Indemnitee by the Company otherwise than pursuant to this Agreement.

2. If a court in such Proceeding has entered a judgment or other adjudication which is final and has become nonappealable and established that a claim of such Indemnitee for such indemnification arose from acts or omissions of such Indemnitee which are material to the matter giving rise to the Proceeding and (a) which were committed in bad faith, or (b) which were the result of active and deliberate dishonesty, or (c) for which the Indemnitee actually received an improper personal benefit in money, property or services.

3. For Liabilities in connection with Proceedings settled without the consent of the Company.

4. For an accounting of profits made from the purchase or sale by such Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state or local statute or regulation.

5. For any liability of an Indemnitee in connection with insider trading as defined under the United States securities laws or similar provisions of any state or local statute or regulation.

E. Determination of Bad Faith.

1. An Indemnitee will be deemed to have acted in Bad Faith if such is proven by a preponderance of the evidence by the Company in one of the forums listed below. Such Indemnitee subject to a claim by the Company that he acted in Bad Faith shall be entitled to select from among the following forums in which the validity of the Company's claim will be heard:

(a) A court of competent jurisdiction, or

(b) a panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by such Indemnitee and the last of whom is selected by the first two arbitrators so selected, the arbitration to be conducted under the Commercial Arbitration Rules of the American Arbitration Association.

2. As soon as practicable, and in no event later than thirty (30) days after written notice of such Indemnitee's choice of forum pursuant to this Section IV.E, the Company shall at its own expense, submit to the selected forum in such manner as is set forth above its claim that such Indemnitee is not entitled to indemnification. The fees and expenses of the selected forum in connection with making the determination contemplated hereunder shall be paid by the losing party. If the Company shall fail to submit the matter to the selected forum within thirty (30) days after such Indemnitee's written notice, the requisite determination that such Indemnitee has the right to indemnification shall be deemed to have been made.

F. Directors' and Officers' Liability Insurance. In addition to the indemnification protection provided to the Indemnitee by the other sections of this Agreement, the Company shall also purchase and maintain Directors' and Officers' Liability Insurance, at its expense and in amounts that are subject to such terms as shall be determined by the Board of Trustees of the Company, to protect the Indemnitee against any expense, liability or loss incurred by it or him in any such capacity, or arising out of his status as such.

V.

ADVANCEMENT OF EXPENSES

A. Advancement of Expenses. The Company shall advance to an Indemnitee all Expenses incurred by him in connection with any Proceeding for which such Indemnitee is entitled to indemnification pursuant to Article IV above, provided that such Indemnitee executes and submits an undertaking to repay Expenses advanced in the form of Exhibit A attached hereto (the "Undertaking").

B. Procedure for Advancement. The Company shall advance Expenses pursuant to subsection A above within ten (10) business days after the receipt by the Company of an Undertaking. Each Indemnitee hereby agrees to repay any Expenses advanced hereunder if it shall be determined that such Indemnitee is not entitled to be indemnified against such Expenses. Any advances and the undertaking to repay pursuant to this Article V shall bear interest at the prime rate for commercial loans as reported from time to time in The Wall Street Journal.

VI.

PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

A. Burden of Proof. In making a determination with respect to entitlement to indemnification of Liabilities and advancement of Expenses hereunder, including a determination pursuant to Section IV.E, the tribunal making such determination shall consider the Indemnitee's right to such entitlement de novo.

B. Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order or settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself affect the right of an Indemnitee to indemnification or create a presumption that such Indemnitee acted in Bad Faith but may be considered along with any other admissible evidence.

C. Actions of Others. The knowledge and/or actions, or failure to act, of any trustee, officer, agent or employee of the Company shall not be imputed to the Indemnitees for purposes of determining the right to indemnification under this Agreement.

VII.

NON-EXCLUSIVITY AND MISCELLANEOUS

A. Non-Exclusivity. The rights of such Indemnitee hereunder shall not be deemed exclusive of any other rights to which such Indemnitee may at any time be entitled under any provision of law, regulation, the Company's charter, bylaws, vote of shareholders, resolution of trustees or otherwise, and to the extent that during the term of this Agreement the rights of the then existing trustees and officers are more favorable to such trustees and officers than the rights currently provided to the Indemnitees under this Agreement, the Indemnitees shall be entitled to the full benefits of such more favorable rights.

B. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, when received, or (ii) mailed by certified or registered mail with postage prepaid, on the date of receipt.

If to an Indemnitee, addressed to the Indemnitee at the following addresses:

Mr. T. Michael Scott
c/o Cambridge
560 Herndon Parkway
Suite 210
Herndon, Virginia 20170

With a copy to:

Steven S. Snider, Esq.
Hale and Dorr LLP
1455 Pennsylvania Avenue, N.W.
Suite 1000
Washington, D.C. 20004
202-942-8484 (fax)

If to the Company, addressed to the Company at the following address:

American Community Properties Trust
c/o Edwin L. Kelly
222 Smallwood Village Center
St. Charles, Maryland 20602

With a copy to:

Alfred H. Moses, Esq.
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

C. GOVERNING LAW. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

D. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to the subject matter hereof, provided, however, that the parties acknowledge and agree that the trust documents and bylaws of the Company may contain provisions on the subject matter hereof and that this Agreement is not intended to, and does not, limit the rights or obligations of the parties hereto pursuant to such instruments.

E. Successors and Assigns. The rights, benefits, responsibilities and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, assigns, successors, affiliates, agents and representatives.

F. Amendment of Agreement and Schedules. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall (i) be effective as to any Indemnitee or the Company unless executed in writing by the Indemnitee(s) affected thereby and the Company if affected thereby, or (ii) be effective as to any Indemnitee with respect to any action or inaction by such Indemnitee in the Indemnitee's Official Status prior to such amendment, alteration, rescission or replacement.

G. Titles. The titles to the articles and sections of this Agreement are inserted for convenience or reference only and should not be deemed a part hereof or affect the construction or interpretation of any provisions hereof.

H. Invalidity of Provisions. Every provision of this Agreement is severable, and the invalidity or unenforceability of any term or provision shall not affect the validity or enforceability of the remainder of this Agreement.

I. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

J. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

1. The validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Article of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

2. to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Article of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

K. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one agreement binding on all the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The Company:

AMERICAN COMMUNITY PROPERTIES TRUST

By: /s/ J. Michael Wilson
_____________________________________
Name: J. Michael Wilson
Title: Chairman

Indemnitee:

/s/ T. Michael Scott
___________________________________________
T. Michael Scott

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

Re: Undertaking to Repay Expenses Advanced

Board of Trustees

American Community Properties Trust (the Company):

Pursuant to the Indemnification Agreement dated as of the ____ day of _____________, 2001, by and among the Company and the Indemnitees (the "Agreement"), the undersigned is an Indemnitee and is thereby entitled to advancement of expenses in connection with [DESCRIPTION OF PROCEEDING] (the "Proceeding"). Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Official Status or by reason of actions allegedly taken or omitted by me in such capacity. During the period of time to which the Proceeding relates I was [NAME OF POSITION HELD] of __ ______________________________ (the "_______"). Pursuant to Section V of the Indemnification Agreement, the Company is obligated to advance to me Expenses that are reasonably incurred by or for me in connection with the Proceeding, provided that I execute and submit to the Company an Undertaking in which I undertake to repay the Company for any Expenses paid by it on my behalf together with interest thereon at the prime rate for commercial loans as reported from time to time in The Wall Street Journal if it shall be determined that I am not entitled to be indemnified by the Company against such Expenses. I hereby affirm my good faith belief that I have met the standard of conduct necessary for indemnification by the Company and under the Agreement, and that as a condition to indemnification I shall evidence in writing reasonably satisfactory to the Company the Expenses incurred by me or on my behalf.

[DESCRIPTION FO EXPENSES INCURRED OR TO BE INCURRED BY OR FOR INDEMNITEE]

This letter shall constitute my undertaking to repay to the Company any Expenses paid by it on my behalf in connection with the Proceeding if it is determined that I am not entitled to be indemnified by the Company with respect to such Expenses as set forth in the Agreement. I hereby affirm my good faith belief that I have met the standard of conduct necessary for indemnification by the Company and that I am entitled to such indemnification.

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Signature

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Name

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Date